Exhibit (a)(27)

DEUTSCHE VALUE SERIES, INC.

ARTICLES SUPPLEMENTARY

Deutsche Value Series, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation and by the Maryland General Corporation Law, the Board of Directors has designated and classified the shares of each class of the Deutsche Large Cap Value Fund series of the Corporation, all of which are unissued, into undesignated shares of the capital stock of the Corporation.

SECOND: (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 5,275,000,000 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $52,750,000, which shares were designated and classified into the following series, which series were subdivided into the following classes:

Series	Classes	Number of Shares

Deutsche Large Cap Value Fund		980,000,000

	Class A shares	420,000,000
	Class C shares	80,000,000
	Class Institutional shares	80,000,000
	Class S shares	300,000,000
	Class R shares	100,000,000

Deutsche CROCI® Equity Dividend Fund		1,290,000,000

	Class A shares	560,000,000
	Class C shares	140,000,000
	Class Institutional shares	240,000,000
	Class R shares	100,000,000
	Class S shares	150,000,000
	Class R6 shares	50,000,000
	Class T shares	50,000,000

Deutsche Small Cap Value Fund		930,000,000

	Class A shares	420,000,000
	Class C shares	80,000,000
	Class Institutional shares	180,000,000
	Class S shares	150,000,000

	Class R6 shares	50,000,000
	Class T shares	50,000,000

Deutsche Mid Cap Value Fund		500,000,000

	Class A shares	75,000,000
	Class C shares	75,000,000
	Class S shares	75,000,000
	Class Institutional shares	75,000,000
	Class R shares	100,000,000
	Class R6 shares	50,000,000
	Class T shares	50,000,000

Undesignated		1,575,000,000

(b) Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue 5,275,000,000 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $52,750,000, which shares will be designated and classified into the following series, which series will be subdivided into the following classes:

Series	Classes	Number of Shares

Deutsche CROCI® Equity Dividend Fund		1,290,000,000

	Class A shares	560,000,000
	Class C shares	140,000,000
	Class Institutional shares	240,000,000
	Class R shares	100,000,000
	Class S shares	150,000,000
	Class R6 shares	50,000,000
	Class T shares	50,000,000

Deutsche Small Cap Value Fund		930,000,000

	Class A shares	420,000,000
	Class C shares	80,000,000
	Class Institutional shares	180,000,000
	Class S shares	150,000,000
	Class R6 shares	50,000,000
	Class T shares	50,000,000

Deutsche Mid Cap Value Fund		500,000,000

	Class A shares	75,000,000
	Class C shares	75,000,000

	Class S shares	75,000,000
	Class Institutional shares	75,000,000
	Class R shares	100,000,000
	Class R6 shares	50,000,000
	Class T shares	50,000,000

Undesignated		2,555,000,000

THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

FOURTH: The Board of Directors of the Corporation, acting at a meeting duly called and held on February 10, 2017, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, Deutsche Value Series, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 10th day of February, 2017; and its Vice President acknowledges that these Articles Supplementary are the act of Deutsche Value Series, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	DEUTSCHE VALUE SERIES, INC.

/s/ Hepsen Uzcan	/s/ John Millette
Name: Hepsen Uzcan	Name: John Millette
Position: Assistant Secretary	Position: Vice President